EXHIBIT 99.1

Summary Notice of Proposed Settlement

ROBBINS ARROYO LLP
BRIAN J. ROBBINS (190264)
CRAIG W. SMITH (164886)
JENNY L. DIXON (192638)
GINA STASSI (261263)
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Attorneys for Plaintiff Joseph Oriente

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN MATEO

JOSEPH ORIENTE, Derivatively on Behalf		) Case No. CIV528121
of GERON CORPORATION,		)
) (Consolidated with Case No. CIV 535151)
	Plaintiff,	)
v.		)
) SUMMARY NOTICE OF PROPOSED
JOHN A. SCARLETT, OLIVIA K.		) SETTLEMENT
BLOOM, KARIN EASTHAM, V. BRYAN		)
LAWLIS, DANIEL M. BRADBURY,		)
THOMAS HOFSTAETTER, ROBERT J.		)
SPIEGEL, HOYOUNG HUH, SUSAN M.		)
MOLINEAUX, and DOES 1-25, inclusive,		)
)
	Defendants,	)
-and-		)
)
GERON CORPORATION, a Delaware		)
corporation,		)
)
Nominal Defendant.		) Date Action Filed: April 21, 2014
)

SUMMARY NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF GERON CORPORATION ("GERON" OR THE "COMPANY") BETWEEN LATE 2011 AND EARLY 2014 (THE "RELEVANT TIME PERIOD") AND/OR AS OF JULY 22, 2016 ("APPLICABLE GERON SHAREHOLDERS").

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the California Superior Court for the County of San Mateo (the "Court"), that a proposed Settlement has been reached between the Parties to the following shareholder derivative actions brought on behalf of Geron: (i) Oriente v. Scarlett, Lead Case No. Civ 528121 and consolidated with Cavel v. Scarlett, et al., Case No. Civ 535151 ("State Derivative Action"); and (ii) DiLaura v. Scarlett et al., Case No. 3:15-cv-02989-CRB and Haddock v. Scarlett et al., Case No. 3:15-cv-03007-CRB ("Federal Derivative Action") (collectively "Derivative Actions").

The Derivative Actions are brought by Plaintiffs solely on behalf of and for the benefit of Geron and against the Individual Defendants. Plaintiffs generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched in connection with allegedly improper statements regarding the purported efficacy and safety of the Company's investigational new drug candidate, imetelstat.

On November 18, 2016, at 9:30 a.m., the Court will hold the Settlement Hearing before the Honorable Marie Weiner, Department 2, in the Superior Court of the State of California, San Mateo County, located at Courtroom 2E, 400 County Center, Redwood City, California 94063-1655, to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award the requested attorneys' fees and reimbursement of expenses for Plaintiffs' Counsel and a service award to Plaintiffs; and (iv) such other matters as may be necessary or proper under the circumstances. The Court may adjourn the Settlement Hearing without further notice to Geron shareholders.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE AN APPLICABLE GERON SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE DERIVATIVE ACTIONS.

SUMMARY NOTICE OF PROPOSED SETTLEMENT

This is a summary notice only. For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, please refer to the documents filed in the respective Derivative Actions, the Amended Stipulation of Settlement dated August 18, 2016, and the full-length Notice of Proposed Settlement (the "Notice"). The Stipulation and Notice may be viewed on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices.html, The Shuman Law Firm at http://www.shumanlawfirm.com/notices/notices.html and Geron at http://ir.geron.com/phoenix.zhtml?c=67323&p=irol-sec.

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. However, no Applicable Geron Shareholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Applicable Geron Shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person's name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Geron common stock within the Relevant Time Period and/or as of July 22, 2016; (iii) a statement of objections to any matters before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN November 4, 2016. The Court Clerk's address is:

Clerk of the Court SUPERIOR COURT OF THE STATE OF CALIFORNIA COUNTY OF SAN MATEO Hall of Justice, First Floor, Room A 400 County Center Redwood City, CA 94063-1655

SUMMARY NOTICE OF PROPOSED SETTLEMENT

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS' COUNSEL AND COUNSEL FOR GERON SO THEY ARE RECEIVED NO LATER THAN November 4, 2016. Counsel's addresses are:

Counsel for Plaintiffs

Craig W. Smith
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101

Counsel for Nominal Defendant Geron

Ryan E. Blair
COOLEY LLP
4401 Eastgate Mall
San Diego, CA 92121

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs' Counsel and counsel for Geron. Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

SUMMARY NOTICE OF PROPOSED SETTLEMENT